Exhibit 99.1

FOR IMMEDIATE RELEASE

GYRODYNE COMPANY OF AMERICA, INC. ANNOUNCES
RECEIPT OF PRIVATE LETTER RULING AND
DECLARATION OF SPECIAL DIVIDEND OF $66.56 PER SHARE

ST. JAMES, NY – September 13, 2013 – Gyrodyne Company of America, Inc. (NASDAQ: GYRO) today announced that its Board of Directors has completed its previously announced review of the Company's strategic alternatives and has declared a special dividend in the amount of $98,685,000, or $66.56 per share of the Company's common stock, of which approximately $68,000,000, or $45.86 per share, will be paid in cash.

The balance of the special dividend will be payable in the form of cash proceeds from any further asset dispositions effected prior to payment of the dividend, notes payable by the Company, interests in a trust or limited liability company to which the Company may transfer its remaining assets, or a combination of such forms at the discretion of the Board of Directors.

This special dividend has been facilitated by the Company's receipt of a private letter ruling from the Internal Revenue Service (the "IRS") that permits the Company to distribute, by means of the special dividend, the gains realized from its 2012 receipt of additional damages in connection with condemnation litigation (described below) subject to a 4% excise tax, but without incurring a REIT-level 35% tax. Following a change in tax law in January 2013, the Company applied for the ruling from the IRS in March 2013 and ultimately received the favorable ruling in August 2013.

The dividend is payable on December 30, 2013 to shareholders of record as of November 1, 2013. The Company will announce the form of the balance of the special dividend on or prior to December 27, 2013. As required by NASDAQ rules governing special dividends of this magnitude, the ex-dividend date will be set one business day following the payment date.

In July 2012, the Company received $167,501,656.95 from the State of New York (the "State") in payment of judgments in the Company's favor in condemnation litigation with the State regarding 245.5 acres of the Company's Flowerfield property in St. James and Stony Brook, New York, which consisted of $98,685,000 in additional damages, $1,474,940.67 in costs, disbursements and expenses, and $67,341,716.28 in interest. The State had paid the Company $26,315,000 for such property at the time of the taking, which the Company elected, under New York's eminent domain law, to treat as an advance payment while it pursued its claim for just compensation.

In August 2012, the Company announced that it was undertaking a strategic review, which was designed to maximize shareholder value through one or more potential cash distributions and/or through a potential sale, merger or other strategic combination, consistent with the Company's stated goal of executing a tax-efficient liquidity event or series of tax-efficient liquidity events. Proposals to acquire the Company were solicited from numerous parties. After a thorough process, where numerous parties were contacted, the Board of Directors determined that it was unlikely the Company could consummate an acceptable acquisition or similar transaction on a timely basis.

Further to the Company's previously stated goal of providing liquidity to its shareholders on a tax- efficient basis and taking into account, among other factors, the Company's receipt of the private letter ruling, the Board has concluded that it is in the best interests of the Company and its shareholders to liquidate the Company in an orderly manner. On that basis, the Board of Directors, on September 12, 2013, adopted a Plan of Liquidation and Dissolution (the "Plan"), which is subject to authorization of the Company's stockholders by a vote of at least two-thirds of the outstanding shares.

The special dividend of $66.56 per share announced today follows a prior special cash dividend in the amount of $56,786,644, or $38.30 per share, which was paid on December 14, 2012 to shareholders of record as of December 1, 2012.

Paul L. Lamb, Chairman of the Board of Directors of the Company, stated: "The action taken by the Board with respect to this distribution and the Plan is consistent with our long-stated policy of providing liquidity for our shareholders. The Board unanimously believes that this action, facilitated by the private letter ruling, will provide a maximum return of cash to our shareholders in a tax-efficient manner and permit the sale of Gyrodyne's assets or other monetization of the Company's remaining properties in an orderly manner, thus maximizing shareholder value."

The Company expects to present the Plan for the shareholders' consideration at its annual meeting, which is expected to be held in the fourth quarter of 2013.

The declaration of the dividend also triggers a cash payment to participants of the Company's Incentive Compensation Plan in the aggregate amount of up to $7,321,600 to be allocated and paid to such participants in accordance with the Incentive Compensation Plan.

Rothschild Inc. provided financial advice in connection with the Company's strategic review process. Skadden, Arps, Slate, Meagher & Flom LLP provided legal advice in connection with such process and pursuit of the private letter ruling.

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CONTACT

Frederick C. Braun III
President and CEO

631.584.5400

About Gyrodyne Company of America, Inc.

Gyrodyne, a real estate investment trust, manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties primarily in the New York metropolitan area. Gyrodyne owns a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property which is the subject of development plans. Gyrodyne also owns medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia. Gyrodyne is also a limited partner in the Callery Judge Grove, L.P., which owns a 3,700 plus acre property in Palm Beach County, Florida, also the subject of development plans. Gyrodyne's common stock is traded on the NASDAQ Stock Market under the symbol GYRO. Additional information about Gyrodyne may be found on its web site at www.gyrodyne.com.

Forward-Looking Statement Safe Harbor

The statements made in this press release that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks and uncertainties relating to the process of exploring strategic alternatives, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, risks and uncertainties relating to developing Gyrodyne's undeveloped property in St. James, New York and other risks detailed from time to time in Gyrodyne's SEC reports.

Important Information for Investors and Shareholders

This communication does not constitute a solicitation of any vote or approval. The plan of liquidation will be submitted to Gyrodyne's shareholders for their consideration. In connection with the proposed transaction, Gyrodyne will file a proxy statement with the SEC. GYRODYNE SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND RELATED DOCUMENTS CAREFULLY (WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents containing other important information about Gyrodyne filed or furnished to the SEC (when they become available) may be read and copied at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website, www.sec.gov, from which any electronic filings made by Gyrodyne may be obtained without charge. In addition, investors and shareholders may obtain copies of the documents filed with or furnished to the SEC upon oral or written request without charge. Requests may be made in writing by regular mail by contacting Gyrodyne at the following address: One Flowerfield, Suite 24, St. James, NY 11780, Attention: Investor Relations. The proxy statement also will be available on the Company's web site located at www.gyrodyne.com.

Gyrodyne and its directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Gyrodyne's directors and executive officers and their ownership of Gyrodyne common stock is available in Gyrodyne's proxy statement for its 2012 meeting of stockholders, as filed with the SEC on Schedule 14A on November 23, 2012. Other information regarding the interests of such individuals as well as information regarding Gyrodyne's directors and officers will be available in the proxy statement/prospectus when it becomes available. These documents can be obtained free of charge from the sources indicated above.